Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2024

CALABASAS HILLS, Calif. – October 29, 2024 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2024, which ended on October 1, 2024.

Total revenues were $865.5 million in the third quarter of fiscal 2024 compared to $830.2 million in the third quarter of fiscal 2023. Net income and diluted net income per share were $30.0 million and $0.61, respectively, in the third quarter of fiscal 2024.

The Company recorded pre-tax net income of $2.5 million related to impairment of assets and lease termination income and Fox Restaurant Concepts (“FRC”) acquisition-related expenses. Excluding the after-tax impact of these items, adjusted net income and adjusted net income per share for the third quarter of fiscal 2024 were $28.2 million and $0.58, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.6% year-over-year in the third quarter of fiscal 2024.

“The third quarter was our fourth consecutive quarter of year-over-year top- and bottom-line growth, reflecting our strong operational execution, the benefits of our scale, and the delicious, memorable experiences we offer across our restaurant concepts,” said David Overton, Chairman and Chief Executive Officer. “We are capturing market share as evidenced by the continued strong outperformance in comparable sales and traffic at The Cheesecake Factory restaurants versus the broader casual dining industry. Execution within our restaurants was exceptional with our operators delivering significant improvements in labor productivity, hourly staff and manager retention, and guest satisfaction scores.”

“We opened four new restaurants during the third quarter and, subsequent to quarter-end, opened three additional restaurants across various concepts for a total of 17 new openings year-to-date. Our ability to execute against our pipeline and successfully expand our restaurant footprint reinforces our confidence in our ability to achieve our near-term and longer-term development objectives. Looking ahead we remain focused on operational excellence, growing profitably and creating long-term, sustainable value into 2025 and beyond.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Development

During the third quarter of fiscal 2024, the Company opened four new restaurants, including one Flower Child location and three FRC restaurants. Subsequent to quarter-end, the Company opened three new restaurants, including one North Italia, one Flower Child and one Blanco location.

The Company continues to expect to open as many as 22 new restaurants in fiscal 2024, including as many as three The Cheesecake Factory restaurants, six North Italia restaurants, six to seven Flower Child locations, and eight FRC restaurants.

Liquidity and Capital Allocation

As of October 1, 2024, the Company had total available liquidity of $288.7 million, including a cash balance of $52.2 million and availability on its revolving credit facility of $236.5 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 29,450 shares of its stock at a cost of $1.1 million in the third quarter of fiscal 2024. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.27 per share to be paid on November 26, 2024, to shareholders of record at the close of business on November 13, 2024.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2024 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through November 28, 2024.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 344 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 34 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2024, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the eleventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune. ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s operations, growth, digital strategies and other objectives. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including interest rate fluctuations, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; changes in laws impacting the Company’s business; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated
Condensed Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
Consolidated Statements of Income	October 1, 2024		October 3, 2023		October 1, 2024		October 3, 2023
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$865,471	100.0%	$830,210	100.0%	$2,660,736	100.0%	$2,562,494	100.0%
Costs and expenses:
Food and beverage costs	195,306	22.6%	194,733	23.5%	600,253	22.6%	602,051	23.5%
Labor expenses	310,939	35.9%	301,663	36.3%	949,151	35.7%	919,340	35.9%
Other operating costs and expenses	239,470	27.7%	229,534	27.6%	712,108	26.9%	687,459	26.7%
General and administrative expenses	56,204	6.5%	54,209	6.5%	170,954	6.4%	162,766	6.4%
Depreciation and amortization expenses	25,299	2.9%	22,837	2.8%	75,015	2.8%	69,124	2.7%
Impairment of assets and lease terminations (income)/expense	(3,472)	(0.4)%	48	0.0%	(1,577)	(0.1)%	1,637	0.1%
Acquisition-related contingent consideration, compensation and amortization expenses	1,020	0.1%	1,414	0.2%	3,287	0.1%	3,890	0.2%
Preopening costs	7,005	0.8%	6,742	0.8%	19,860	0.7%	15,800	0.6%
Total costs and expenses	831,771	96.1%	811,180	97.7%	2,529,051	95.1%	2,462,067	96.1%
Income from operations	33,700	3.9%	19,030	2.3%	131,685	4.9%	100,427	3.9%
Interest and other (expense)/income, net	(1,865)	(0.2)%	(2,027)	(0.3)%	(5,974)	(0.2)%	(6,069)	(0.2)%
Income before income taxes	31,835	3.7%	17,003	2.0%	125,711	4.7%	94,358	3.7%
Income tax provision/(benefit)	1,841	0.2%	(942)	(0.2)%	10,082	0.4%	5,688	0.2%
Net income	$29,994	3.5%	$17,945	2.2%	$115,629	4.3%	$88,670	3.5%

Basic net income per share	$0.63		$0.37		$2.42		$1.83
Basic weighted average shares outstanding	47,750		48,281		47,734		48,489

Diluted net income per share	$0.61		$0.37		$2.37		$1.80
Diluted weighted average shares outstanding	48,946		48,985		48,751		49,197

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
Selected Segment Information	October 1, 2024	October 3, 2023	October 1, 2024	October 3, 2023
Revenues:
The Cheesecake Factory restaurants	$647,754	$628,140	$1,992,245	$1,936,621
North Italia	71,878	62,417	218,266	191,654
Other FRC	66,984	58,642	214,850	193,010
Other	78,855	81,011	235,375	241,209
Total	$865,471	$830,210	$2,660,736	$2,562,494

Income/(loss) from operations:
The Cheesecake Factory restaurants	$87,822	$67,637	$274,928	$231,700
North Italia	4,408	4,081	13,085	15,314
Other FRC	(1,372)	1,036	8,510	15,826
Other	(57,158)	(53,724)	(164,838)	(162,413)
Total	$33,700	$19,030	$131,685	$100,427

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,142	$15,702	$49,242	$47,955
North Italia	2,360	1,578	6,653	4,713
Other FRC	3,031	1,891	8,246	5,627
Other	3,766	3,666	10,874	10,829
Total	$25,299	$22,837	$75,015	$69,124

Impairment of assets and lease termination (income)/expenses:
The Cheesecake Factory restaurants	$(3,858)	$29	$(1,732)	160
North Italia	-	-	-	-
Other FRC	-	-	-	55
Other	386	19	155	1,422
Total	$(3,472)	$48	$(1,577)	$1,637

Preopening costs:
The Cheesecake Factory restaurants	$1,483	$3,861	$5,615	$8,401
North Italia	1,765	1,068	5,179	2,132
Other FRC	2,900	1,764	6,810	4,483
Other	857	49	2,256	784
Total	$7,005	$6,742	$19,860	$15,800

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
The Cheesecake Factory restaurants operating information:	October 1, 2024	October 3, 2023	October 1, 2024	October 3, 2023
Comparable restaurant sales vs. prior year	1.6%	2.4%	0.8%	3.2%
Restaurants opened during period	-	2	1	3
Restaurants open at period-end	215	213	215	213
Restaurant operating weeks	2,804	2,756	8,419	8,227

North Italia operating information:
Comparable restaurant sales vs. prior year	2%	8%	2%	8%
Restaurants opened during period	-	-	3	-
Restaurants open at period-end	39	33	39	33
Restaurant operating weeks	507	429	1,486	1,287

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	3	-	6	3
Restaurants open at period-end	46	37	46	37
Restaurant operating weeks	575	481	1,654	1,394

Other operating information:(2)
Restaurants opened during period	1	-	4	1
Restaurants open at period-end	41	40	41	40
Restaurant operating weeks	526	520	1,475	1,555

Number of company-owned restaurants:
The Cheesecake Factory	215
North Italia	39
Other FRC	46
Other	41
Total	341

Number of international-licensed restaurants:
The Cheesecake Factory	34

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	October 1, 2024	January 2, 2024
Cash and cash equivalents	$52,215	$56,290
Long-term debt, net of issuance costs (1)	471,558	470,047

(1) Includes $341.6 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $3.4 million in unamortized issuance costs) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 1, 2024	October 3, 2023	October 1, 2024	October 3, 2023
Net income (GAAP)	$29,994	$17,945	$115,629	$88,670
Impairment of assets and lease termination (income)/expenses(1)	(3,472)	48	(1,577)	1,637
Acquisition-related contingent consideration, compensation and amortization expenses(2)	1,020	1,414	3,287	3,890
Tax effect of adjustments(3)	638	(380)	(445)	(1,437)
Adjusted net income (non-GAAP)	$28,180	$19,027	$116,894	$92,760

Diluted net income per share (GAAP)	$0.61	$0.37	$2.37	$1.80
Impairment of assets and lease termination (income)/expenses	(0.07)	0.00	(0.03)	0.03
Acquisition-related contingent consideration, compensation and amortization expenses	0.02	0.03	0.07	0.08
Tax effect of adjustments	0.01	(0.01)	(0.01)	(0.03)
Adjusted net income per share (non-GAAP)(4)	$0.58	$0.39	$2.40	$1.89

(1) A detailed breakdown of impairment of assets and lease termination (income)/expenses recorded in the thirteen and thirty-nine weeks ended October 1, 2024 and October 3, 2023 can be found in the Selected Segment Information table.

(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(3) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2024 and 2023 periods.

(4) Adjusted net income per share may not add due to rounding.